As filed with the U. S. Securities and Exchange Commission on November 16, 2001
Registration No. 333-
===========================================================================================

                              SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                      UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                          Medix Resources, Inc.
             (Exact name of registrant as specified in its charter)

            Colorado                                84-1123311
(State or other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                  Identification No.)

  305 Madison Avenue, 20th Floor, New York, NY              10165
    (Address of Principal Executive Offices)              (Zip Code)

                              Medix Resources, Inc.
                             1999 Stock Option Plan
                            1996 Stock Incentive Plan
                             1994 Omnibus Stock Plan
             Various Individual Stock Options and Warrant Agreements
             -------------------------------------------------------
                            (Full Title of the Plan)

                              Lyle B. Stewart, Esq.
                            3751 South Quebec Street
                                Denver, CO 80237
                                ----------------
                     (Name and Address of Agent for Service)

                                 (303) 267-0920
                                 --------------
          (Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------

Title of                          Proposed maximum     Proposed maximum      Amount of
Securities to     Amount to be     offering price     aggregate offering    registration
be Registered     Registered (1)    per share (2)          price (2)           fee (2)
----------------------------------------------------------------------------------------
Common Stock,
par value $.001    3,000,000           $0.75               $2,250,000           $563
per share            shares
----------------------------------------------------------------------------------------

    (1) The  shares  registered  hereby,  which have been  reserved  by the  Registrant  for issuance under the 1999 Stock Option Plan are in addition to 9,500,253 shares  registered by the Registrant  pursuant to a Registration  Statement on Form S-8 (Reg.  No.333-31684)
   filed on March 3, 2000, and 3,000,000 shares  registered by the Registrant  pursuant to a
   Registration Statement on Form S-8 (Reg. No. 333-57558) filed on March 26, 2001.
   (2) Estimated solely for the purpose of calculating the  registration  fee. In accordance with Rule  457(c) and (h),  the price shown is based upon the average of the high and low prices of Medix  Resources,  Inc.  Common Stock on November 12, 2001,  as reported on the
   American Stock Exchange.

This  Registration  Statement is being filed  pursuant to General  Instruction E of Form S-8 promulgated by the U. S.  Securities and Exchange  Commission (the  "Commission")  under the
Securities  Act of 1933, as amended.  Pursuant to the terms of such General  Instruction  E, the contents of the prior  Registration  Statements on Form S-8 of the Registrant,  Reg. No.
333-31684,  filed with the Commission on March 3, 2000, and Reg. No.  333-57558,  filed with the Commission on March 26, 2001, are incorporated herein by reference.

Item 5. Interest of Named Experts and Counsel.

Lyle B. Stewart,  P.C. is named herein as giving the opinion  required by Item  601(b)(5) of
Regulation  S-K.  Lyle B.  Stewart,  P.C. or Mr.  Stewart,  individually,  have been granted options to purchase  25,000  shares of Medix common stock at an exercise  price of $0.26 per share,  100,000  shares of Medix common stock at an exercise  price of $3.38 per share,  and
75,000  shares of Medix common stock at an exercise  price of $0.92 per share under our 1999
Stock Option Plan, all of which have vested.

                                         SIGNATURES

Pursuant to the  requirements of the Securities Act of 1933, the registrant  certifies that it has reasonable  grounds to believe  that it meets all of the  requirements  for filing on Form S-8 and has duly  caused  this  Registration  Statement  to be  signed on its  behalf by the  undersigned, thereunto duly authorized, in New York, New York on November 14, 2001.

                                                    MEDIX RESOURCES, INC

                                                 By /s/ John R. Prufeta
                                                    John R. Prufeta
                                                    President and CEO

Pursuant to the requirements of the Securities Act of 1933, this  Registration  Statement has been signed below by the following persons in the capacities and on the dates indicated.

Each person whose signature appears below in so signing also makes,  constitutes and appoints John
R. Prufeta and Gary L. Smith, and each of them, his or her true and lawful attorney-in-fact,  with full power of  substitution,  for him in any and all capacities,  to execute and cause to be filed with the Securities and Exchange  Commission any and all amendments and post-effective  amendments to  this  Registration  Statement,  with  exhibits  thereto  and  other  documents  in  connection therewith,  and hereby ratifies and confirms all that said  attorney-in-fact  or his substitute or substitutes may do or cause to be done by virtue hereof.

      Signature                          Title                           Date
---------------------     ----------------------------------------  -----------------

/s/ John R. Prufeta       President, Chief Executive Office         November 16, 2001
John R. Prufeta            Director (Principal Executive Officer)

/a/ Gary L. Smith         Executive Vice President and Chief        November 16, 2001
Gary L. Smith              Financial Officer and Treasurer
                          (Principal Financial and Accounting Officer)

/s/ John T. Lane          Director                                  November 16, 2001
John T. Lane

/s/ Dr. David B. Skinner  Director                                  November 16, 2001
Dr. David B. Skinner

/s/ Joan E. Herman        Director                                  November 16, 2001
Joan E. Herman

/s/ Samuel H. Havens      Director                                  November 16, 2001
Samuel H. Havens

Patrick W. Jeffries       Director                                  November __, 2001
Patrick W. Jeffries

Guy L. Scalzi             Director                                  November __, 2001
Guy L. Scalzi

                                       EXHIBIT INDEX

Number          Exhibit
------          -------

5.1             Opinion of Lyle B. Stewart, P.C.

23.1            Consent of Ehrhardt Keefe Steiner & Hottman PC

23.2            Consent of Lyle B. Stewart, P.C. (included in Exhibit 5. 1)

24.1            Power of Attorney (included on signature page)

99.1            1999 Stock Option Plan, as amended